    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 1998


                                                      REGISTRATION NO. 333-65429

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                   A-55, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           2869                          86-0888952
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                       5270 NEIL ROAD, RENO, NEVADA 89502
                                 (702) 826-8300
(ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT
                                  FOR SERVICE)

                              RUDOLF W. GUNNERMAN
                            CHIEF EXECUTIVE OFFICER
                                   A-55, INC.
                       5270 NEIL ROAD, RENO, NEVADA 89502
                                 (702) 826-8300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the Common Stock being registered hereby, other than underwriting commissions and discounts.

                            ITEM                               AMOUNT
                            ----                              --------
SEC registration fee........................................  $ 33,925
NASD filing fee.............................................    12,000
Nasdaq National Market Listing Fee..........................
Blue Sky fees and expenses..................................
Printing and engraving expenses.............................
Legal fees and expenses.....................................
Accounting fees and expenses................................
Transfer Agent and Registrar fees...........................
Miscellaneous expenses......................................
                                                              --------
          Total.............................................  $
                                                              ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company has included in the Certificate and the Bylaws provisions to
(i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the General Corporation Law of the State of Delaware (the "DGCL") and (ii) indemnify its directors and officers to the fullest extent permitted by the DGCL, including circumstances in which indemnification is otherwise discretionary.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by each in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Company's directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

     The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the Underwriters of the Company, its directors and officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), and affords certain rights of contribution with respect thereto.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Since May 1, 1996, the Registrant (including its predecessor) has issued and sold the following unregistered securities:

          In the Reorganization, the partnership interests in A-55, L.P. will be converted into all of the shares of Common Stock of the Company that are outstanding prior to the Offering (the "Merger Shares"). The Merger Shares have not been, and will not be, registered under the Securities Act in reliance on the exemption provided by Section 4(2) thereof as an offer and sale of securities which does not involve any public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits


    NUMBER                      DESCRIPTION OF DOCUMENT
    ------                      -----------------------
     1.1*     Form of Underwriting Agreement.
     2.1+     Agreement of Merger between the Company and A-55, L.P.
     3.1+     Amended and Restated Certificate of Incorporation of the
              Company.
     3.2+     Amended and Restated Bylaws of the Company.
     4.1+     Form of the Company's Common Stock Certificate.
     5.1*     Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin,
              A Professional Corporation, as to the validity of the
              issuance of the securities registered hereby.
    10.1+     Exclusive License Agreement by and between the Company and
              Rudolf W. Gunnerman, dated as of January 3, 1994.
    10.2      First Amendment to Exclusive License Agreement by and
              between the Company and Rudolf W. Gunnerman, dated as of
              January 1, 1995.
    10.3+     Second Amendment Exclusive License Agreement by and between the Company and Rudolf W. Gunnerman, dated as of August 18,
              1998.
    10.4+     License Agreement by and between Advanced Fuels, L.L.C. and
              Caterpillar Inc., dated as of July 7, 1994.
    10.5+     Agreement of Dissolution of Advanced Fuels, L.L.C. by and
              between A-55, L.P. and Caterpillar Inc., dated as of October
              24, 1996.
    10.6      Employment Agreement by and between the Company and Thomas
              N. Harvey dated January 7, 1998.

    NUMBER                      DESCRIPTION OF DOCUMENT
    ------                      -----------------------
    10.7+     Employment Agreement by and between the Company and Dr.
              William Charles Tao dated June 30, 1998.
    10.8+     Employment Agreement by and between the Company and Dr.
              Thomas M. Houlihan dated July 1, 1998.
    10.9*     Form of Indemnification Agreement entered into by and
              between the Registrant and each of its directors and
              executive officers.
    10.10+    License (Republic of Korean & Democratic People's Republic
              of Korea) by and between the Company and Stanton Energy Fund
              Pty. Limited dated June 9, 1997.
    10.11+    License (Exclusive--Australia, New Zealand & New Guinea) by
              and between the Company and A-55 Australia Ltd. dated March
              4, 1997.
    10.12+    License Agreement by and between the Company and Vanetik and
              Associates, Inc. dated December 2, 1997.
    10.13+    License Agreement by and between the Company and Vanetik and
              Associates, Inc. dated June 22, 1998.
    10.14+    Promissory Note dated September 30, 1997 issued by A-55,
              L.P. for the benefit of R. W. Gunnerman.
    10.15+    Form of Promissory Note in the aggregate amount of
              $4,350,000 issued by A-55, L.P. for the benefit of R. W.
              Gunnerman.
    10.16+    Lease Agreement by and between the Company and Rudolf W.
              Gunnerman dated April 16, 1997.
    10.17+    Amendment Number One to Lease Agreement by and between the
              Company and Rudolf W. Gunnerman dated June 2, 1997.
    10.18*    1998 Stock Option Plan.
    23.1+     Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin,
              A Professional Corporation (included in Exhibit 5.1).
    23.2+     Consent of PricewaterhouseCoopers LLP.
    24.1+     Powers of Attorney (included on page II-5).


------------------------------
 *  To be filed by amendment


 +  Previously filed


     All other schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the registrant or related notes thereto.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therewith, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-65429 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 13th day of October, 1998.


                                       A-55, Inc.

                                       By:      /s/ RUDOLF W. GUNNERMAN
                                          --------------------------------------
                                                   Rudolf W. Gunnerman
                                                 Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                              TITLE               DATE
               /s/ RUDOLF W. GUNNERMAN                 Chief Executive     October 13, 1998
-----------------------------------------------------  Officer and
                 Rudolf W. Gunnerman                   Chairman of the
                                                       Board (principal
                                                       executive officer)

                /s/ PATRICK M. GRIMES                  Acting Chief        October 13, 1998
-----------------------------------------------------  Financial Officer
                  Patrick M. Grimes                    and Treasurer
                                                       (principal
                                                       financial and
                                                       accounting
                                                       officer)

                /s/ DANIEL J. KLAICH                   Director            October 13, 1998
-----------------------------------------------------
                  Daniel J. Klaich

                          *                            Director            October 13, 1998
-----------------------------------------------------
                 Peter W. Gunnerman

              *By: /s/ DANIEL J. KLAICH
-----------------------------------------------------
                  Daniel J. Klaich
                  Attorney-in-Fact

                                 EXHIBIT INDEX


    NUMBER                      DESCRIPTION OF DOCUMENT
    ------                      -----------------------
     1.1*     Form of Underwriting Agreement.
     2.1+     Agreement of Merger between the Company and A-55, L.P.
     3.1+     Amended and Restated Certificate of Incorporation of the
              Company.
     3.2+     Amended and Restated Bylaws of the Company.
     4.1+     Form of the Company's Common Stock Certificate.
     5.1*     Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin,
              A Professional Corporation, as to the validity of the
              issuance of the securities registered hereby.
    10.1+     Exclusive License Agreement by and between the Company and
              Rudolf W. Gunnerman, dated as of January 3, 1994.
    10.2      First Amendment to Exclusive License Agreement by and
              between the Company and Rudolf W. Gunnerman, dated as of
              January 1, 1995.
    10.3+     Second Amendment Exclusive License Agreement by and between the Company and Rudolf W. Gunnerman, dated as of August 18,
              1998.
    10.4+     License Agreement by and between Advanced Fuels, L.L.C. and
              Caterpillar Inc., dated as of July 7, 1994.
    10.5+     Agreement of Dissolution of Advanced Fuels, L.L.C. by and
              between A-55, L.P. and Caterpillar Inc., dated as of October
              24, 1996.
    10.6      Employment Agreement by and between the Company and Thomas
              N. Harvey dated January 7, 1998.
    10.7+     Employment Agreement by and between the Company and Dr.
              William Charles Tao dated June 30, 1998.
    10.8+     Employment Agreement by and between the Company and Dr.
              Thomas M. Houlihan dated July 1, 1998.
    10.9*     Form of Indemnification Agreement entered into by and
              between the Registrant and each of its directors and
              executive officers.
    10.10+    License (Republic of Korean & Democratic People's Republic
              of Korea) by and between the Company and Stanton Energy Fund
              Pty. Limited dated June 9, 1997.
    10.11+    License (Exclusive--Australia, New Zealand & New Guinea) by
              and between the Company and A-55 Australia Ltd. dated March
              4, 1997.
    10.12+    License Agreement by and between the Company and Vanetik and
              Associates, Inc. dated December 2, 1997.
    10.13+    License Agreement by and between the Company and Vanetik and
              Associates, Inc. dated June 22, 1998.
    10.14+    Promissory Note dated September 30, 1997 issued by A-55,
              L.P. for the benefit of R. W. Gunnerman.
    10.15+    Form of Promissory Note in the aggregate amount of
              $4,350,000 issued by A-55, L.P. for the benefit of R. W.
              Gunnerman.
    10.16+    Lease Agreement by and between the Company and Rudolf W.
              Gunnerman dated April 16, 1997.

    NUMBER                      DESCRIPTION OF DOCUMENT
    ------                      -----------------------
    10.17+    Amendment Number One to Lease Agreement by and between the
              Company and Rudolf W. Gunnerman dated June 2, 1997.
    10.18*    1998 Stock Option Plan.
    23.1*     Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin,
              A Professional Corporation (included in Exhibit 5.1).
    23.2+     Consent of PricewaterhouseCoopers LLP.
    24.1+     Powers of Attorney (included on page II-5).


------------------------------
 *  To be filed by amendment


 +  Previously filed